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Exhibit 10.2


                          PURCHASE AND SALE AGREEMENT

                                  DATED AS OF

                               December 5, 2000

                                    BETWEEN

                                N'TANDEM TRUST

                                      AND

                          WINDSOR PARK PROPERTIES 7,
                       A CALIFORNIA LIMITED PARTNERSHIP


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                          PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT, dated December 5, 2000, between N'Tandem Properties L.P., a Delaware limited Partnership (the "Buyer"), N'Tandem Trust, an unincorporated California business trust and the sole general partner of the Partnership ("N'Tandem"), and Windsor Park Properties 7, A California Limited Partnership (the "Seller"), relating to the purchase by the Buyer from the Seller of certain real property and ownership interests in real property, as more particularly described herein. The Buyer and the Seller hereby agree as follows:

                                 ARTICLE VIII

                 PURCHASE OF PROPERTY AND OWNERSHIP INTERESTS

     8.1  Purchase of Property and Ownership Interests. At the Closing described
          --------------------------------------------
          in Paragraph 2.1, the Buyer will purchase the real properties owned in fee simple (the "Properties") and the ownership interests in real properties (the "Ownership Interests") described in Exhibit A hereto,
                                                              ---------
          and the Seller shall transfer the Properties and Ownership Interests to the Buyer free and clear of all liens (the "Sales").

     8.2  Purchase Price. The aggregate purchase price for the Properties and the Ownership Interests is $32,265,000, which represents the aggregate appraised value of the Properties and the Ownership Interests less the aggregate discount applicable to the Ownership Interests, and is subject to the adjustments set forth in this Paragraph 1.2. (as so adjusted, the "Purchase Price"). To the extent that any Property, or any real property underlying any Ownership Interest (each, an "Underlying Property"), fails to be free and clear of all mortgage indebtedness and/or other liens, the Buyer shall receive at the
          Closing a credit against the Purchase Price (i) in the case of mortgage indebtedness and/or other liens encumbering any Property as of the closing date, in an amount equal to such mortgage indebtedness and/or other liens (or in the case of mortgage indebtedness and/or other liens relating to any Property encumbering more than one real property, in an amount equal to the product of the amount of such mortgage indebtedness and/or other liens times the ratio that the appraised value of such Property bears to the aggregate appraised values of all real properties encumbered by such mortgage indebtedness and/or other liens), and (ii) in the case of mortgage indebtedness and/or other liens encumbering any Underlying Property as of the closing date, in an amount equal to such mortgage indebtedness and/or other liens (or
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          in the case of mortgage indebtedness and/or other liens relating to an
          Underlying Property encumbering more than one real property, in an amount equal to the product of the amount of such mortgage indebtedness and/or other liens times the ratio that the appraised value of such Underlying Property bears to the aggregate appraised values of all real properties encumbered by such mortgage indebtedness and/or other liens) times the percentage ownership of such Underlying Property allocable or attributable to the Ownership Interest.

                                  ARTICLE IX

                                  THE CLOSING

     9.1  Time and Place of Closing. The closing (the "Closing") of the purchase
          -------------------------
          of the Properties and the Ownership Interests will take place at the offices of LandAmerica National Commercial Services, 3636 North Central Avenue, Suite 350, Phoenix, Arizona, at 2:00 P.M. Phoenix time, on December 5, 2000 or such other date as may be agreed to by the Buyer and the Seller (the "Closing Date").

     9.2  Seller's Actions at Closing.  At the Closing, the Seller shall deliver
          ---------------------------
          to the Buyer (i) deeds of conveyance in proper form for recording relating to the Properties and the Garden Walk, Long Lake and Carefree Village Ownership Interests, (ii) an Assignment Agreement, in form and substance satisfactory to the Buyer, assigning to the Buyer all of the Seller's right, title and interest in and to the Apache East and Denali Park Estates Ownership Interests, and (iii) such other documents and instruments, and take such other action, as may be necessary or desirable to effect the transfer of the Properties and the Ownership Interests to the Buyer, in accordance with this Agreement.

     9.3  Buyer's Actions at Closing.  At the Closing, the Buyer will deliver to
          --------------------------
          the Seller a certified or bank cashier's check, or evidence of a wire transfer of immediately available funds to an account specified by the Seller at least 24 hours before the Closing, in an amount equal to the Purchase Price.

     9.4  Closing Costs.  With respect to the Properties and the Ownership
          -------------
          Interests the Seller shall pay at the Closing such closing costs as are customarily paid by sellers of real property in Colorado. The Buyer shall be responsible for all other closing costs relating to the transfer of the Properties and the Ownership Interests payable at the Closing.

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                                   ARTICLE X

                        REPRESENTATIONS AND WARRANTIES

     10.1      Buyer's Representations and Warranties.  The Buyer represents and
               --------------------------------------
         warrants to the Seller as follows:

     (a) The Buyer is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

     (b) The Buyer has all trust power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All partnership actions necessary to authorize the Buyer to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by the Buyer and is a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.


                                  ARTICLE XI

                         ACTIONS PRIOR TO THE CLOSING

     11.1      Activities Until Closing Date. From the date of this Agreement to
               -----------------------------
         the Closing Date, the Seller will, except with the written consent of N'Tandem or the Buyer, operate its businesses in the ordinary course and in a manner consistent with the manner in which they are being operated at the date of this Agreement.

     11.2      Seller's Efforts to Fulfill Conditions. The Seller will use its
               --------------------------------------
         best efforts to cause all the conditions set forth in Paragraph 5.1 to be fulfilled prior to or at the Closing.

     11.3      Buyer's Efforts to Fulfill Conditions. The Buyer will use its
               -------------------------------------
         best efforts to cause all the conditions contained in Paragraph 5.1 to be fulfilled prior to or at the Closing.


                                 ARTICLE XII

                        CONDITIONS PRECEDENT TO CLOSING

     12.1      Conditions to Buyer's Obligations. The obligations of the Buyer
               ---------------------------------
         at the Closing are subject to the approval of the Sales by the holders of not less than a majority of the issued and outstanding units of limited partner interest of the Seller.

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                                 ARTICLE XIII

                                  TERMINATION

     13.1      Right to Terminate. This Agreement may be terminated at any time
               ------------------
         prior to the Closing:

     (a) By mutual consent of N'Tandem, the Buyer and the Sellers;

     (b) By either the Buyer or the Seller if, without fault of the terminating party, the Closing does not occur on or before March 31, 2001; or

     (c) By the Buyer or the Seller if the condition in Paragraph 5.1 is not satisfied on or before the Closing Date.

     13.2      Effect of Termination. If this Agreement is terminated pursuant
               ---------------------
         to Paragraph 6.1, after this Agreement is terminated, no party hereto will have any further rights or obligations under this Agreement. Nothing contained in this Paragraph will, however, relieve any party of liability for any breach of this Agreement which occurs before this Agreement is terminated.

                                  ARTICLE XIV

                                    GENERAL

     14.1      Expenses. Except as otherwise provided herein, the Buyer and the
               --------
         Seller will each pay its own expenses in connection with the transactions which are the subject of this Agreement, including legal fees.

     14.2      Entire Agreement. This Agreement and the documents to be
               ----------------
         delivered in accordance with this Agreement contain the entire agreement between the Buyer and the Seller relating to the transactions which are the subject of this Agreement. There are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth herein and therein.

     14.3      Captions. The captions of the articles and paragraphs of this
               --------
         Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

     14.4      Assignments.  Neither this Agreement nor any right of any party
               -----------
         under it may be assigned.

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     14.5      Notices and Other Communications. Any notice or other
               --------------------------------
         communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

     If to the Seller:
          Windsor Park Properties 7, A California
           Limited Partnership
          6160 South Syracuse Way
          Greenwood Village, Colorado 8011

     If to the Buyer:

          N'Tandem Trust
          N'Tandem Properties L.P.
          6160 South Syracuse Way
          Greenwood Village, Colorado 8011

          with a copy to:


          Clifford Chance Rogers & Wells LLP
          200 Park Avenue
          New York, New York 10166
          Facsimile: (212) 878-8375
          Attention: Jay L. Bernstein, Esq.


     14.6      Governing Law. This Agreement will be governed by, and construed
               -------------
         under, the substantive laws of the State of Colorado.

     14.7      Amendments. This Agreement may be amended only by a document in
               ----------
         writing signed by both the Buyer and the Seller.

     14.8      Counterparts.  This Agreement may be executed in two or more
               ------------
         counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts may contain the signatures of fewer than all the parties or may contain facsimile copies of pages signed by some of the

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         parties. Each of those counterparts will be deemed to be an original, but all of them together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the Buyer and the Seller have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

SELLER:

WINDSOR PARK PROPERTIES 7,
A California Limited Partnership

By:  The Windsor Corporation,
     General Partner

     By: /s/ Steven G. Waite
         -------------------
         Steven G. Waite
         President

BUYER:

N'TANDEM PROPERTIES, L.P.

By:  N'Tandem Trust,
     its general partner

     By: /s/ Gary P. McDaniel
         --------------------
         Gary P. McDaniel
         Trustee

                                 EXHIBIT A

                                                                                                                        Net Purchase
                                                                                                  Debt Attributable     Price of
                                                         Gross Purchase Price of   Discount on    to Property or        Property or
                        Ownership        Nature of       Property or Ownership     Ownership      Ownership Interest    Ownership
Name of Property        Percentage  Ownership Interest         Interest            Interest       as of 6/30/00         Interest
----------------        ----------  ------------------         --------            --------       ------------------    ------------
Kings & Queens
  Lakeland, FL          100%            Fee Simple         $ 1,900,000               --          $  489,600            $  1,410,400

Lucerne Lakeside
  Winter Haven, FL      100%            Fee Simple           2,600,000               --           1,100,000               1,500,000

North Glen
  Westfield, IN         100%            Fee Simple           6,100,000               --           2,470,100               3,629,900

The Hills
  Richland, WA          100%            Fee Simple           4,100,000               --           1,660,300               2,439,700

Village Glen
  Melbourne, FL         100%            Fee Simple           3,000,000               --           1,500,000               1,500,000

Garden Walk                             Tenancy In
  Palm Beach                           Common/Joint
  Gardens, FL            69%         Venture Interest        8,073,000            $ 270,400       3,933,000               3,869,600

                                        Tenancy In
Long Lake                              Common/Joint
  West Palm Beach, FL    60%         Venture Interest        2,100,000               70,400         960,000               1,069,600

                                        Tenancy In
Carefree Village                       Common/Joint
  Tampa, FL              56%         Venture Interest        3,416,000              114,400       1,948,700               1,352,900

Apache East
  Apache Junction, AZ    26%       Partnership Interest        559,900               37,500         280,300                 242,100

Denali Park Estates
  Apache Junction, AZ    26%       Partnership Interest        974,100               65,300         487,700                 421,100
                                                           -----------            ---------     -----------             -----------
           Total                                           $32,823,000             $558,000     $14,829,700             $17,435,300
                                                           ===========             ========     ===========             ===========

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